Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GH Research PLC of our report dated March 5, 2026 relating to the financial statements, which appears in GH Research PLC 's Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers
Dublin, Ireland
March 5, 2026